UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Contribution Agreement

On October 16, 2013, EXCO Operating Company, LP (“EXCO”), a Delaware limited partnership and a wholly-owned, indirect subsidiary of EXCO Resources, Inc., BG US Gathering Company, LLC (“BG”, and together with EXCO, “Sellers”), a Delaware limited liability company, and Azure Midstream Holdings LLC (“Buyer”), a Delaware limited liability company, entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which BG and EXCO will each convey to Buyer their respective 50% membership interests in TGGT Holdings, LLC (“TGGT”).

TGGT is the East Texas/North Louisiana midstream joint venture organized by EXCO and BG in 2009. TGGT is the parent company of TGGT GP Holdings, LLC, a Delaware limited liability company, TGG Pipeline, Ltd., a Texas limited partnership, and Talco Midstream Assets, Ltd., a Texas limited partnership (collectively with TGGT, the “Midstream Companies”).

Buyer is a newly formed entity that is affiliated with a private equity fund managed by Energy Spectrum Capital and Azure Midstream Company LLC. Prior to the execution of the Contribution Agreement, Buyer delivered debt and equity commitments to Sellers that provide, subject to certain customary conditions, funds necessary for the consummation of the transaction contemplated by the Contribution Agreement.

Consideration

Pursuant to the Contribution Agreement, at the closing, Sellers will convey TGGT and its subsidiaries to Buyer in exchange for total consideration in the amount of (i) $910,000,000 plus (ii) an amount equal to the working capital of the Midstream Companies as of the closing less (iii) the total outstanding indebtedness of the Midstream Companies as of the closing (the “Consideration”). The Consideration is subject to customary closing and post-closing adjustments. The Consideration will be paid to the Sellers through the issuance to each Seller of an equity interest in the Buyer valued at $16,750,000 (i.e., $33,500,000 combined to the Sellers) and with the remainder being paid in cash.

It is anticipated that EXCO will receive approximately $230 million in net cash proceeds at the closing, after expected closing adjustments, fees and transaction expenses, and that the equity interest issued to EXCO at the closing will be equal to or less than 4% of the total outstanding equity interests of the Buyer as of the closing date. Each Seller will be granted an option to acquire an additional equity interest in the Buyer equal in amount to the equity interest issued to each Seller at closing. The exercise price will equal $16,750,000 plus a premium that increases over time. The option has a one year term.

Representations and Warranties; Covenants; Indemnities

The Contribution Agreement contains customary representations and warranties, covenants and indemnities by Sellers and Buyer. Except for liabilities relating to inaccuracies of certain fundamental representations made by EXCO in the Contribution Agreement, from and after the closing, EXCO’s liability relating to the Contribution Agreement is capped at $91,000,000.

Conditions to Closing

The Contribution Agreement contains a number of conditions that must be satisfied before Sellers and Buyer have the obligation to effect the closing, including: the accuracy of each parties’ respective representations and warranties; compliance by each party with their respective covenants under the Contribution Agreement; the absence of injunctions or certain suits or actions; the receipt of certain consents; and the receipt of debt financing by Buyer in an amount of at least $525,000,000.

Termination of Contribution Agreement

The Contribution Agreement can be terminated upon the occurrence of certain events, including if the Closing has not occurred on or prior to December 2, 2013.

If the Contribution Agreement is terminated as a result of either (i) a breach by Buyer of its covenants or obligations under the Contribution Agreement which result in a failure of Seller’s conditions to closing to be satisfied or (ii) a failure of Buyer to obtain the debt and/or equity financing, then Buyer is required to pay to each Seller a termination fee of $2,000,000 (i.e., $4,000,000 combined to the Sellers). Except for the termination fee described above, Sellers have no other recourse against Buyer, its affiliates and its financing sources if Buyer breaches the Contribution Agreement or otherwise fails to close (including if Buyer is unable to close because it is unable to obtain debt and equity financing).

Minimum Volume Commitment

At the closing of the Contribution Agreement, the Sellers will commit, during the 5 year period beginning on December 1, 2013 to November 30, 2018, to deliver to TGGT’s gathering systems a combined total minimum volume of 600,000 MMBtu/day of natural gas production from the Holly and Shelby fields. The minimum volume commitment may be satisfied with (i) production of the Sellers and each of their respective affiliates, (i) production of joint venture partners of either Seller or their affiliates, and (iii) production of non-operating working interest owners to the extent a Seller, its affiliates or its joint venture partner controls such production.

If there is a shortfall to the minimum volume commitment in any year, then each Seller is severally responsible for paying to TGGT a shortfall payment in an amount equal to (x) the amount of the shortfall (calculated on an annualized basis) times (y) $.40 per MMBtu.

Sellers are entitled to credit 25% of any production volumes delivered in excess of the minimum volume commitment during any year to the subsequent year.

Non-Competition Agreement

At the closing of the Contribution Agreement, each Seller has also agreed to enter into a customary non-competition and non-solicitation agreement with Buyer pursuant to which such Seller will agree, among other things, not to compete with TGGT in certain situations in the East Texas counties of San Augustine, Nacogdoches, Shelby, Harrison, Panola and Rusk and the North Louisiana parishes of Desoto, Caddo, Bossier and Red River.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibits 10.1 and incorporated herein by reference.

The Contribution Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Contribution Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Contribution Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, EXCO. Investors are not third-party beneficiaries under the Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of EXCO or any of its respective subsidiaries or affiliates. The assertions embodied in the representations and warranties of EXCO are qualified by information contained in the confidential disclosure schedules delivered in connection with signing the Contribution Agreement as well as by information contained in certain of EXCO’s public filings. Information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Use of Proceeds

Assuming that the Contribution Agreement is closed, EXCO anticipates using the cash proceeds from the transaction to repay borrowings under its credit agreement and pay certain transaction expenses.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 17, 2013, EXCO issued a press release announcing, among other things, the signing of the Contribution Agreement, a copy of which is furnished as Exhibit 99.1.

In accordance with general instruction B.2 to Form 8-K, information contained in Exhibit 99.1 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Contribution Agreement, dated as of October 16, 2013, among BG US Gathering Company, LLC, EXCO Operating Company, LP and Azure Midstream Holdings LLC.

99.1	Press Release, dated October 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: October 22, 2013	By:	/s/ Mark F. Mulhern
Mark F. Mulhern Executive Vice President, Chief Financial Officer and Interim Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contribution Agreement, dated as of October 16, 2013, among BG US Gathering Company, LLC, EXCO Operating Company, LP and Azure Midstream Holdings LLC.

99.1	Press Release, dated October 17, 2013.